BARKER & FOLSOM
                          CERTIFIED PUBLIC ACCOUNTANTS
Thomas G. Barker, Jr., CPA, P.C.                       Randy K. Parker, CPA
M. Bradley Folsom, CPA, P.C.                           Nikki J. Thon
                   Member of APCPA Division of Firms
                     Member of SEC Practice Section








CONSENT OF INDEPENDENT AUDITORS


FX Energy, Inc. and Subsidiaries

Barker & Folsom do hereby consent to (a) the incorporation by reference into the Registration Statement on Form S-3 of FX Energy, Inc. (the "Company") of our opinion dated February 24, 1995, respecting the consolidated results of operations, stockholders equity, and cash flows of the Company for the year ended December 31, 1994, as such report is included in the Company's annual report on form 10-KSB for its fiscal year ended December 31, 1996, and (b) the reference to us under the heading "Experts" in such Registration Statement.


/s/ Barker & Folsom
Ogden, Utah
May 20, 1997



2655 Kiesel Avenue/Ogden, Utah 84401 (801) 621-0390/FAX (801) 392-7729